Exhibit 99.1
Contact:
Shannan Overbeck
Investor Relations
(214) 932-9476
soverbeck@voyagerlearning.com
VOYAGER LEARNING COMPANY ANNOUNCES Q3 EARNINGS
DALLAS, November 5, 2009 — Voyager Learning Company (OTC: VLCY.PK) (“the Company”), a publisher of education materials and provider of education solutions in the K-12 market, today reported financial results for its third quarter and year-to-date periods ended September 30, 2009. All results should be considered preliminary pending the Company’s filing of its quarterly report on Form 10-Q.
Net sales for the three months and nine months ended September 30, 2009 were $32.6 million and $79.6 million, respectively, compared to net sales for the three months and nine months ended September 30, 2008 of $27.3 million and $76.4 million, respectively. Adjusted EBITDA for the three months and nine months ended September 30, 2009 was $8.6 million and $17.4 million, respectively, compared to Adjusted EBITDA for the three months and nine months ended September 30, 2008 of $5.2 million and $10.3 million, respectively.
Non-GAAP Financial Measures
EBITDA and Adjusted EBITDA are measures that are not prepared in accordance with generally accepted accounting principles and may be different from non-GAAP financial measures used by other companies. Non-GAAP financial measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP financial measures have been included in this announcement because the Company believes they provide useful information to investors because they reflect the underlying performance of the ongoing operations of the Company from management’s perspective. Investors are encouraged to review the reconciliations attached to this announcement of the non-GAAP financial measures used in this announcement to their most directly comparable GAAP financial measures.

Investor Conference Call
The Company will hold a conference call today at 4:00 p.m. Eastern Time. The call will address the Company’s unaudited financial results through September 30, 2009, as well as Amendment No. 2 to the Registration Statement on Form S-4 (the “Amended Form S-4”) filed by Cambium Learning Group, Inc. (formerly known as Cambium-Voyager Holdings, Inc.), in connection with the Company’s proposed business combination with Cambium Learning, Inc. Cambium Learning Group, Inc. filed the Amended Form S-4 with the Securities and Exchange Commission on October 30, 2009.
To listen to the Company’s upcoming conference call, please dial (888) 688-0384 and enter ID # 36039794 at 4:00 p.m. Eastern Time on Thursday, November 5, 2009. The call will be recorded and archived until November 19, 2009, and can be replayed by calling (800) 642-1687 and entering ID # 36039794. The conference call will also be webcast and archived on the Company’s website at www.voyagercompany.com under the heading “Investor Relations” and then under the tab “Events and Company Presentations.”
About Voyager Learning Company
Voyager Learning Company (OTC: VLCY.PK) is based in Dallas, Texas, and is a publisher of education materials and provider of education solutions serving the K-12 market. Through its product lines, which include Voyager Expanded Learning, ExploreLearning and Learning A-Z, the Company is a leading provider of K-12 curriculum products, in-school core reading programs, reading and math intervention programs, and professional development programs for school districts throughout the United States.
Additional Information
On August 6, 2009, Cambium Learning Group, Inc. filed with the SEC a registration statement on Form S-4 (the “Form S-4”) containing a preliminary proxy statement/prospectus regarding the proposed business combination of the Company and Cambium Learning, Inc. On October 9, 2009 and October 30, 2009, Cambium Learning Group, Inc. filed Amendment No. 1 and Amendment No. 2 to the Form S-4, respectively. This material is not a substitute for the final proxy statement/prospectus regarding the proposed business combination. Investors and stockholders are urged to read carefully the preliminary proxy statement/prospectus and the final proxy statement/prospectus when available because they contain and will contain important information about Cambium Learning Group, Inc., Cambium Learning, Inc., the Company, the business combination and related matters. The Company will mail the final proxy statement/prospectus to each of its stockholders. You may obtain copies of all documents filed with the SEC regarding this transaction, free of charge, at the SEC’s website (www.sec.gov). You may also obtain documents filed by the Company with the SEC regarding this transaction, free of charge, from the Company’s website (www.voyagercompany.com) under the heading “Investor Relations” and then under the tab “SEC Filings.”
Cambium Learning Group, Inc., the Company, Cambium Learning, Inc. and their respective directors, executive officers and various other members of management and employees may be soliciting proxies from the Company’s stockholders in favor of the merger agreement entered into in connection with the proposed business combination. Information regarding the persons who may, under the rules of the SEC, be deemed participants in the solicitation of the Company’s stockholders is included in the preliminary proxy statement/prospectus described above and will be included in the final proxy statement/prospectus when available.
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VOYAGER LEARNING COMPANY
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008
Net sales	$32,575	$27,267	$79,584	$76,418
Cost of sales (exclusive of depreciation and amortization shown separately below)	(10,694)	(9,956)	(26,298)	(27,837)

Gross profit	21,881	17,311	53,286	48,581

Research and development expense	(1,274)	(1,141)	(3,436)	(3,743)
Sales and marketing expense	(8,541)	(8,005)	(22,615)	(25,410)
General and administrative expense	(5,939)	(8,077)	(18,379)	(24,286)
Depreciation and amortization expense	(4,922)	(5,258)	(14,605)	(16,083)
Goodwill impairment	(5,191)	—	(27,175)	—
Lease termination costs	—	—	—	(11,673)

Loss before interest, other income (expense) and income taxes	(3,986)	(5,170)	(32,924)	(32,614)

Net interest income (expense):
Interest income	9	136	70	712
Interest expense	(135)	(77)	(611)	(231)

Net interest income (expense)	(126)	59	(541)	481

Other income (expense), net	(230)	1	954	790

Loss before income taxes	(4,342)	(5,110)	(32,511)	(31,343)
Income tax benefit (expense)	(366)	—	81	—

Net loss	$(4,708)	$(5,110)	$(32,430)	$(31,343)

Net loss per common share:
Basic net loss per common share	$(0.16)	$(0.17)	$(1.09)	$(1.05)
Diluted net loss per common share	$(0.16)	$(0.17)	$(1.09)	$(1.05)

Average number of common shares and equivalents outstanding:
Basic	29,874	29,871	29,874	29,871
Diluted	29,874	29,871	29,874	29,871

VOYAGER LEARNING COMPANY
Condensed Consolidated Balance Sheets
(in thousands, except per share data)

	September 30,	December 31,
	2009	2008
	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$85,325	$67,302
Accounts receivable, net	14,789	7,371
Income tax receivable	4,684	19,782
Inventory	12,568	15,196
Other current assets	7,451	33,826

Total current assets	124,817	143,477

Property, equipment and software at cost	19,708	16,543
Accumulated depreciation and amortization	(12,498)	(9,718)

Net property, equipment and software	7,210	6,825

Goodwill	72,542	99,717
Acquired curriculum intangibles, net	30,437	38,594
Other intangible assets, net	4,503	5,218
Developed curriculum, net	8,994	8,903
Other assets	1,536	1,363

Total assets	$250,039	$304,097

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Current maturities of capital lease obligations	$152	$149
Accounts payable	1,773	1,962
Accrued expenses	14,699	40,866
Deferred revenue, less long-term portion	32,216	27,917

Total current liabilities	48,840	70,894

Long-term liabilities:
Capital lease obligations, less current maturities	63	96
Other liabilities	21,029	20,348

Total long-term liabilities	21,092	20,444

Commitments and contingencies

Shareholders’ equity:
Common stock ($.001 par value, 50,000 shares authorized, 30,550 shares issued and 29,874 shares outstanding at September 30, 2009, and December 31, 2008)	30	30
Capital surplus	357,823	357,741
Accumulated earnings (deficit)	(161,657)	(129,227)
Treasury stock, at cost (676 shares at September 30, 2009 and at December 31, 2008)	(16,836)	(16,836)
Other comprehensive income (loss):
Pension and postretirement plans, net of tax benefit of $392 and $713 at September 30, 2009 and December 31, 2008, respectively	788	1,093
Net unrealized gain (loss) on securities, net of tax expense of $39 at September 30, 2009 and December 31, 2008	(41)	(42)

Accumulated other comprehensive income	747	1,051

Total shareholders’ equity	180,107	212,759

Total liabilities and shareholders’ equity	$250,039	$304,097

VOYAGER LEARNING COMPANY
Condensed Consolidated Statements of Cash Flows
(in thousands)
(Unaudited)

	Nine Months Ended
	September 30,	September 30,
	2009	2008
Operating activities:

Net loss	$(32,430)	$(31,343)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Goodwill impairment	27,175	—
Depreciation and amortization	14,605	16,083
Non-cash lease termination costs	—	673
Stock-based compensation	220	688
Loss (gain) on sale of available for sale securities	1	(136)
Deferred income taxes	60	—
Non-cash tax benefit	(321)	—

Changes in operating assets and liabilities:
Accounts receivable, net	(7,418)	(11,329)
Income tax receivable	15,098	1,445
Inventory	2,628	(1,668)
Other current assets	14,707	4,430
Other assets	(173)	(11)
Accounts payable	(189)	(360)
Accrued expenses	(26,167)	(10,004)
Deferred revenue	6,010	7,593
Other long-term liabilities	(657)	(1,838)
Other, net	(16)	53

Net cash provided by (used in) operating activities	13,133	(25,724)

Investing activities:
Expenditures for property, equipment, developed curriculum, and software	(6,112)	(5,904)
Purchases of equity investments available for sale	(10)	(675)
Proceeds from sales of equity investments available for sale	11,139	1,756

Net cash provided by (used in) investing activities	5,017	(4,823)

Financing activities:
Principal payments under capital lease obligations	(127)	(208)

Net cash used in financing activities	(127)	(208)

Increase (decrease) in cash and cash equivalents	18,023	(30,755)

Cash and cash equivalents, beginning of period	67,302	53,868

Cash and cash equivalents, end of period	$85,325	$23,113

VOYAGER LEARNING COMPANY
RECONCILIATION OF NET LOSS TO ADJUSTED LOSS BEFORE INTEREST, OTHER INCOME (EXPENSE),
INCOME TAXES AND DEPRECIATION AND AMORTIZATION (EBITDA)
(in thousands)
(Unaudited)

	Three Months Ended		Nine Months Ended
	September 30,	September 30,	September 30,	September 30,
	2009	2008	2009	2008

Net loss	$(4,708)	$(5,110)	$(32,430)	$(31,343)
Interest (income) expense, net	126	(59)	541	(481)
Other (income) expense, net	230	(1)	(954)	(790)
Income tax (benefit) expense	366	—	(81)	—

Loss before interest, other income (expense), and income taxes	(3,986)	(5,170)	(32,924)	(32,614)

Depreciation and amortization	4,922	5,258	14,605	16,083

Loss before interest, other income (expense), income taxes and depreciation and amortization (EBITDA)	936	88	(18,319)	(16,531)

Non-recurring or non-operating costs included in EBITDA but excluded from Adjusted EBITDA:

Goodwill impairment	5,191	—	27,175	—
Lease termination costs	—	—	—	11,673
Merger related costs	1,043	—	6,146	—
Non-recurring corporate overhead costs primarily related to delinquent SEC filings and transition of the corporate office	1,394	5,135	2,433	15,122

Adjusted EBITDA	$8,564	$5,223	$17,435	$10,264